UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2006

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453

(Address of Principal Executive Offices)  (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 2.01   Completion of Acquisition or Disposition of Assets.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

Item 3.02   Unregistered Sales of Equity Securities.

Acquisition of the First Territory Business of ACON Laboratories, Inc. and Affiliates

On March 31, 2006, we and certain of our subsidiaries completed our previously announced acquisition of the assets of ACON Laboratories’ business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union, Spain, Portugal and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory Business”) for approximately $55.1 million cash plus 711,676 shares of our common stock.  An additional $10 million dollars in cash is payable to the sellers on the anniversary of the New Facility Closing, discussed below, and $1.2 million will be paid upon consummation of delayed closings with respect to the assets of the First Territory Business relating to Spain and Portugal, where regulatory approval is required as a condition to the acquisition.

Our Acquisition Agreement (the “Agreement”) with ACON Laboratories, Inc. and certain of its affiliates also provides that we will acquire, through a subsequent acquisition, all of the capital stock of Rich Horizons International, Ltd. and its wholly-owned subsidiary ABON BioPharm (Hangzhou) Co., Ltd., which owns a newly-constructed manufacturing facility (the “New Facility”) currently undergoing validation in Hangzhou, China.  The New Facility Closing is subject to validation of the New Facility, manufacture and shipment of a substantial product to a large customer and other ordinary and customary closing conditions.  We currently expect the acquisition of the New Facility to occur during the second quarter of 2006 (the “New Facility Closing”).

The aggregate purchase price for the acquired business, including payments made for the First Territory Business (as described above) and amounts to be paid for the New Facility, will be between $140 million and $175 million based upon a multiple of revenue and pre-tax profits of the First Territory Business determined from final audited financial results and subject to adjustment for working capital and net indebtedness with the Company assuming up to $4 million in net indebtedness of ABON related to the New Facility.  Except as described above, the remaining aggregate purchase price is expected to be paid based on completion of certain milestones related to achievement of functional manufacturing operations in certain territories.  The aggregate purchase price for the First Territory Business and the New Facility shall be paid by issuing an aggregate of up to $50 million of our common stock to ACON, with the remainder of the purchase price being paid in cash.

Issuance of Unregistered Common Stock

On March 31, 2006, we issued a total of 711,676 shares of our common stock to Manfield Top Worldwide Ltd. and Overseas Square Ltd., two affiliates of ACON Laboratories, Inc., as partial consideration for the acquisition of the First Territory Business.  The number of shares issued was determined by reference to a formula based on trailing ten day volume weighted average prices for certain time periods approximating $18.75 million.  We are relying on an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended, based, in part, on representations and warranties of the ACON Parties (as defined below).

Entry into Material Definitive Agreements

In connection with our acquisition of the First Territory Business, on March 31, 2006, we and Ron Zwanziger, our Chief Executive Officer, entered into an Investor Rights Agreement with ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd., Karsson Overseas Ltd., Manfield Top Worldwide Ltd., Overseas Square Ltd., Jixun Lin and Feng Lin (collectively, the “ACON Parties”).  The Investor Rights Agreement requires us to use commercially reasonable efforts to register, within 135 days of issuance, the shares of our common stock issued as consideration for the transaction.  If we file a registration statement to register the sale of our common stock, subject to certain exceptions, we have agreed to give notice to the ACON Parties and register their shares of our common stock in such registration statement.  The Investor Rights Agreement also requires Mr. Zwanziger to give notice to the ACON Entities and allow the ACON Parties to sell a pro rata share of the common stock they have acquired as part of this transaction in the event that Mr. Zwanziger sells any shares of his common stock to a third party other than in an open market transaction.

In addition, on March 31, 2006, we entered into a Second Territory Letter Agreement with ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd., Karsson Overseas Ltd., Jixun Lin and Feng Lin (the “ACON Entities”).  Pursuant to the Second Territory Letter Agreement, we have agreed to enter into a definitive acquisition agreement in substantially the form attached to the Second Territory Letter Agreement on or before October 31, 2008, and to acquire, on or before January 31, 2009, the lateral flow immunoassay business of the ACON Entities and their affiliates in all parts of the world other than in the First Territory (the “Second Territory Business”) at a price equal to a multiple of revenues or pre-tax profits for the 12-month period beginning on the seventh calendar quarter commencing after the acquisition of the First Territory Business.  The consideration for the Second Territory Business will be paid approximately 71% in cash and 29% in shares of our common stock, though we may elect to pay the entire amount in cash.  We may elect to terminate the acquisition of the Second Territory Business in the event that (i) there is a material adverse change in the Second Territory Business, (ii) the pre-tax profits of the Second Territory Business are less than 10% of revenues for certain defined periods or (iii) in the absence of (i) or (ii), our payment of 15% of the purchase price thereof as a breakup fee.  The ACON Entities have agreed to operate the business in the ordinary course of business and subject to certain other limited operating covenants. If there is a change of control of Inverness, we are required to pay the purchase price in cash and the break-fee will be 30% of the purchase price.  If a definitive agreement is entered into to acquire the Second Territory Business, the acquisition will remain subject to other usual and customary closing conditions in addition to the rights of termination described above.

Amendment to, and Borrowings under, Credit Facility

On March 31, 2006, we and certain of our subsidiaries entered into an amendment (the “Amendment”) to our third amended and restated credit agreement with General Electric Capital Corporation, as administrative agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, a co-syndication agent and a co-lead arranger, and UBS Securities LLC, as a co-syndication agent (the “Credit Agreement”).  The Amendment includes the consent of our lenders under the Credit Agreement to our acquisitions of the First Territory Business and the New Facility Closing in accordance with the terms of the Acquisition Agreement, and also increases the total amount of credit available to us under the Credit Agreement to $155 million (from the existing $100 million credit facility), consisting of a new $45 million U.S. term loan, a $40 million U.S. revolving line of credit (reduced from $60 million under the Credit Agreement prior to the Amendment) and a $70 million European revolving line of credit (increased from $40 million under the Credit Agreement prior to the Amendment). On March 31, 2006, in connection with our acquisition of the First Territory Business we incurred $58 million in indebtedness under the amended Credit Agreement when we received the proceeds of the entire U.S. term loan and drew an additional $13 million under the U.S. revolving line of credit.  Our aggregate current indebtedness under the amended Credit Agreement (including the $58 million borrowed on March 31, 2006 for the acquisition of the First Territory Business) is approximately $86 million.

We must repay the U.S. term loan in seven consecutive quarterly installments, beginning on September 30, 2006, in an amount equal to 0.25% of the aggregate $45 million of U.S. term loan commitments; the final installment will be due on March 31, 2008 in the amount of the remaining principal balance of the U.S. term loan.  We may repay any existing or future borrowings under the revolving lines of credit at any time but no later than March 31, 2008.  We are required to make mandatory prepayments in various amounts under the credit facilities if we sell assets not in the ordinary course of business above certain thresholds, if we issue stock or sell equity securities, if we issue subordinated debt, or if we have excess cash flow.  The term loans and borrowings under the revolving lines of credit bear interest at either (i) the LIBOR Rate, as defined in the amended Credit Agreement plus applicable margins or, at our option, (ii) a floating Index Rate, as defined in the amended Credit Agreement plus applicable margins.

Borrowings under the credit facilities remain secured by the stock of certain of our United States and foreign subsidiaries, substantially all of our intellectual property rights, substantially all of the assets of our businesses in the United States and a significant portion of the assets of our businesses outside the United States.  We have pledged certain of the assets and properties, including certain intellectual property rights, acquired in connection with the purchase of the First Territory Business to secure borrowings under the credit facilities and we expect to pledge certain of the assets and properties to be acquired in connection with the New Facility Closing to secure borrowings under the credit facilities.

Under the amended Credit Agreement, we must comply with various financial and non-financial covenants.  The primary financial covenants consist of a minimum fixed charge coverage ratio, a maximum senior consolidated leverage ratio, a maximum total leverage ratio and minimum earnings before interest, taxes, depreciation and amortization.  The primary non-financial covenants prevent or limit our ability to pay dividends, conduct certain mergers or acquisitions, make certain investments and loans, incur future indebtedness, alter our capital structure and sell stock or assets and our ability to make additional purchase price payments to the ACON sellers if we lack certain minimum liquidity or if a bankruptcy event occurs with respect to us or any of our material subsidiaries.

The above descriptions of the Investor Rights Agreement, the Second Territory Letter Agreement and the Amendment are brief summaries of the significant provisions of those agreements.  Those summaries are not complete and are qualified in their entirety by reference to the copies of such agreements filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01   Other Events.

Prior to the consummation of our acquisition of the First Territory Business, the Federal Trade Commission (the “FTC”) opened a preliminary, non-public investigation into the acquisition of the business being acquired from ACON Laboratories to determine whether this acquisition may be anticompetitive and requested that we provide them with certain information relating to the transaction, our products and our intellectual property rights.  We intend to cooperate with the FTC’s investigation.  We have considered the competition issues relating to this transaction, and sought the advice of counsel, and we believe that the transaction is not anticompetitive.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing of the New Facility Closing and our belief as to the legality of our acquisition of the First Territory Business and the New Facility. We caution investors that all such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from our expectations. Investors should review the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission under the federal securities laws, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.  With respect to the FTC’s preliminary, non-public investigation discussed above, the FTC could determine that the acquisition is anticompetitive.  The FTC generally has the power to commence administrative or federal court proceedings seeking injunctive relief or divestiture of assets. In the event that an order were to be issued requiring divestiture of significant assets or imposing other injunctive relief, our business, financial condition and results of operations could be materially adversely affected.

We undertake no obligation to update any forward-looking statements.

Item 9.01   Financial Statements and Exhibits.

a)             Financial Statements Of Business To Be Acquired

The audited statements of assets acquired and liabilities assumed as of September 30, 2005 and December 31, 2004, and the related statements of revenue and direct expenses for the nine-month period ended September 30, 2005 and the year ended December 31, 2004 will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

b)            Pro Forma Financial Information

Unaudited pro forma condensed combined balance sheets of the Company as of September 30, 2005 and the related unaudited pro forma condensed combined statements of operations of the Company for the nine-month period ended September 30, 2005 and the year ended December 31, 2004, all giving pro forma effect to the Company’s acquisition of the First Territory Business, will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

c)             Exhibits.

Exhibit No.	Description
2.1

Acquisition Agreement, dated February 24, 2006, by and among Inverness Medical Innovations, Inc., ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd. and Karsson Overseas Ltd. (filed on February 24, 2005 as Exhibit 99.1 to Current Report on Form 8-K and incorporated by reference).

*10.1

Investor Rights Agreement, dated March 31, 2006, by and among Inverness Medical Innovations, Inc., Ron Zwanziger, ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd., Karsson Overseas Ltd., Manfield Top Worldwide Ltd., Overseas Square Ltd., Jixun Lin and Feng Lin.

*10.2

Second Territory Letter Agreement, dated March 31, 2006, by and among Inverness Medical Innovations, Inc., ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd., Karsson Overseas Ltd., Jixun Lin and Feng Lin.

*10.3

Fifth Amendment and Consent to Third Amended and Restated Credit Agreement, dated as of March 31, 2006, to the Third Amended and Restated Credit Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified from time to time), by and among General Electric Capital Corporation, as Agent, Inverness Medical Innovations, Inc., Wampole Laboratories, LLC and Inverness Medical (UK) Holdings Limited, as Borrowers, the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the Lenders signatory thereto from time to time.

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: April 5, 2006	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance